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                     HILTON HOTELS CORPORATION
              PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         NOVEMBER 30, 1999

     The undersigned hereby constitutes and appoints Stephen F. Bollenbach and Thomas E. Gallagher, or either of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of common stock of Hilton Hotels Corporation held of record by the undersigned on October 15, 1999 at the Special Meeting of Stockholders to be held on November 30, 1999, or any adjournment or postponement thereof, as designated below:

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HILTON HOTELS CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                           YOUR VOTE IS IMPORTANT!

                      YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-840-1208 AT ANY TIME on a Touch Tone telephone and follow the instructions below. There is NO CHARGE to you for this call.

                                    OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                PLEASE VOTE


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Please mark your votes as indicated in this example / X /



                                                                              FOR     AGAINST    ABSTAIN
1. PROPOSAL ONE: To approve the Agreement and Plan of Merger,                 / /       / /        / /
   dated as of September 3, 1999, among Hilton Hotels
   Corporation, Promus Hotel Corporation and PRH Acquisition
   Corporation, formerly known as Chicago Hilton, Inc., as amended, and the issuance of Hilton common stock in the acquisition.

2. PROPOSAL TWO: To approve the amendment to Hilton's Restated                / /       / /        / /
   Certificate of Incorporation to increase the number of authorized shares of Hilton common stock from 400 million to 500 million.

3. PROPOSAL THREE: To approve the amendment to Hilton's By-Laws to            / /       / /        / /
   change the authorized number of directors from the fixed number of 12 to a range of 10 to 20, with the exact number to be set from time to time by the Hilton board of directors.


You are urged to date, sign and return promptly this proxy in the envelope provided or to vote by telephone as described below. It is important for you to be represented at the meeting. The execution of your proxy will not affect your right to vote in person if you are present at the meeting.

I plan to attend meeting                                                 / /

COMMENTS/ADDRESS CHANGE
Please mark this box if you have written comments/address change on the / / reverse side.

IMPORTANT: Please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

SIGNATURE(S)____________________  DATED: _____, 1999

*** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
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                        VOTE BY TELEPHONE

                  QUICK *** EASY *** IMMEDIATE

    If you vote by telephone, your telephone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form. You will then be given the following instructions:

     Proposal 1:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

     Proposal 2:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

     Proposal 3:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

         WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTE BY TELEPHONE.